Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-196473 and 333-204063) and Form S-8 (No. 333-188545) of Armada Hoffler Properties, Inc. of our report dated October 19, 2016 relating to the combined statement of revenues and certain operating expenses of the Retail Portfolio, which appears in this Current Report on Form 8-K of Armada Hoffler Properties, Inc.

/s/ PricewaterhouseCoopers LLP
Cleveland, OH
October 19, 2016